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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



All of the subsidiaries listed below are included in the consolidated financial statements.


                                           Percentage of           Organized
                                          Voting Securities        Under the
Incorporated                            Owned by Registrant         Laws of
--------------------------------------------------------------------------------
IRT-II Trust                                    100%           Massachusetts (1)
Instron Realty Trust                            100%           Massachusetts (1)
Instron Japan Company, Ltd.                     100%           Massachusetts (1)
Instron Asia, Ltd.                              100%           Massachusetts (1)
Instron Canada Inc.                             100%           Canada (1)
Instron Foreign Sales Corporation               100%           Jamaica (1)
Equipamentos Cientificos Instron, Ltda.         100%           Brazil (1)
Instron Limited                                 100%           United Kingdom (2)
Instron S.A.                                    100%           France (2)
Instron Proprietary, Ltd.                       100%           Australia (2)
Instron International, Ltd.                     100%           United Kingdom (2)
Severn Furnaces, Ltd.                           100%           United Kingdom (2)
Instron Singapore Pte Limited                   100%           Singapore (1)
Instron Holdings, Ltd.                          100%           United Kingdom (1)
Instron Wolpert GmbH                            100%           Germany (2)
Instron Korea Co. Ltd.                          100%           Korea (1)
Instron Schenck Testing Systems                 100%           Delaware (1)
Instron Schenck Testing Systems - GmbH          100%           Germany (3)

(1)  Subsidiaries of Instron Corporation (a Massachusetts corporation).

(2)  Subsidiaries of Instron Holdings Limited (United Kingdom).

(3)  Subsidiary of Instron GmbH